UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2019

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (Zip Code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.01 Change in Control of Registrant.

On August 12, 2019, Chemesis International Inc., a British Columbia corporation (“Chemesis”) entered into nine (9) separate share exchange agreements with certain shareholders of GSRX Industries Inc., a Nevada corporation (the “Company”), including all the Company’s officers and directors, to exchange the Company capital stock owned by such individuals in exchange for common shares of Chemesis. The agreements were subject to Chemesis’ due diligence. The agreements closed on August 28, 2019. As a result, Chemesis now owns approximately 66% of the Company’s capital stock and as such these transactions constitute a “change in control” with Chemesis becoming the new “control person”. A form of the share exchange agreements is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2019, the Company’s Board of Directors (the “Board”) increased the size of the Board from four to five and appointed Mr. Aman Parmar to fill the vacancy caused by such increase. Mr. Parmar has served as a director of Chemesis since July 2018. Previously, Mr. Parmar was a director of Isodiol International Inc. From May 2017 through November 2018 and a director of Vanc Pharmaceutical Inc. From December 2014 through December 2015. Additionally, Mr. Parmar has served as the General Manager of Haraman Development Inc. since February 2011.

On August 28, 2019, Mr. Harlan Ribnik and Mr. Steven Farkas resigned as Directors of the Company and the Company appointed Messrs. Mike Aujla and Edgar Montero to fill the vacancies caused by the resignations of Messrs. Ribnik and Farkas.

Mr. Montero has served as the Chief Executive Officer of Chemesis since July 2018. For the past five years Mr. Montero has also been the Chief Executive Officer of Natural Ventures, where he has been heavily immersed in the initiation of the medical cannabis industry in Puerto Rico.

Mr. Aujla joined the board of directors of Chemesis International Inc. in July 2018. He is a founding partner of Hunter West Legal Recruitment (“HWLR”) and has worked at HWLR since its inception in October 2017. Prior to working at HWLR, Mr. Aujla was working on a property development project from April 2016 until December 2017, a period during which he was required to observe his non-compete from the legal recruitment industry. Prior to starting the property development project, Mr. Aujla was a Client Partner at ZSA Legal Recruitment and worked there from May 2011 until October 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: September 18, 2019	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer